UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 1, 2017

The J. M. Smucker Company

(Exact Name of Registrant as Specified in Its Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Strawberry Lane, Orrville, Ohio	44667-0280
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (330) 682-3000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Revolving Credit Agreement

On September 1, 2017, The J. M. Smucker Company (the “Company”) and its subsidiary, Smucker Foods of Canada Corp. (the “Canadian Borrower”), entered into that certain Revolving Credit Agreement (the “Revolving Credit Agreement”) with the various lenders named therein and Bank of America, N.A., as administrative agent for the lenders (the “Revolving Agent”).

The Revolving Credit Agreement provides for a $1.75 billion unsecured revolving credit facility that matures on the fifth anniversary of the date of such agreement. Borrowings under the facility are available to the Company in U.S. Dollars and Euros and available to the Canadian Borrower in Canadian Dollars. The Company guarantees all obligations of the Canadian Borrower under the Revolving Credit Agreement. Borrowings under the Revolving Credit Agreement will bear interest, at the Company’s option, at either a base rate or a LIBOR rate (in the case of U.S. Dollar-denominated loans), at the CDOR rate (in the case of Canadian Dollar-denominated loans), or at a LIBOR rate (in the case of Euro-denominated loans), in each case plus an applicable margin. The applicable margins on base rate loans range from 0.00% to 0.525% and the applicable margins on LIBOR and CDOR loans range from 0.805% to 1.525%, in each case based on the Company’s long-term unsecured senior debt rating.

Under the terms of the Revolving Credit Agreement, the Company must maintain, as of the last day of each fiscal quarter, a ratio of certain debt to EBITDA (the “total leverage ratio”) of no greater than 4.00 to 1.00 for all periods commencing with the first fiscal quarter ending after the date of the Revolving Credit Agreement and ending prior to January 31, 2019; and a total leverage ratio of no greater than 3.75 to 1.00 for all periods ending January 31, 2019 and thereafter. In addition, the Revolving Credit Agreement requires the Company to maintain, as of the last day of each fiscal quarter commencing with the first fiscal quarter ending after the date of the Revolving Credit Agreement, a ratio of EBITDA to interest expense of at least 3.50 to 1.00. Each of such tests is subject to certain exceptions and qualifications set forth in the Revolving Credit Agreement.

The Revolving Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants. The Revolving Credit Agreement also contains certain customary events of default. Subject to certain funds provisions, if an Event of Default (as defined in the Revolving Credit Agreement) has occurred and is continuing, the Revolving Agent may declare that outstanding loans and any accrued interest and fees are due and payable by the applicable borrower.

Several of the lenders under the Revolving Credit Agreement and their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including investment banking, commercial banking, advisory, cash management, custody, and trust services for which they receive customary fees and may do so in the future.

A copy of the Revolving Credit Agreement is included herein as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Revolving Credit Agreement is qualified in its entirety by reference to the full text of the Revolving Credit Agreement.

Amendment to Term Loan Agreement

On September 1, 2017, the Company entered into Amendment No. 1 (the “Amendment”) to the Term Loan Credit Agreement, dated as of March 2, 2015 (the “Term Loan Agreement”), with the various lenders named therein and Bank of America, N.A., as administrative agent for the lenders.

Among other things, the Amendment makes certain changes to the representations and warranties and affirmative and negative covenants (including financial covenants) of the Term Loan Agreement.

Several of the lenders under the Term Loan Agreement and their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including investment banking, commercial banking, advisory, cash management, custody, and trust services for which they receive customary fees and may do so in the future.

The Term Loan Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 3, 2015. A copy of the Amendment is included herein as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Increase in Size of Commercial Paper Program

As previously disclosed in a Current Report on Form 8-K filed on August 7, 2014, the Company entered into a commercial paper program (the “CP Program”) on August 1, 2014 under which the Company may issue short-term, unsecured commercial paper notes (the “Notes”) pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). On September 1, 2017, the Company increased the amount of Notes that it may issue from time to time under the CP Program to an aggregate amount not to exceed $1.75 billion outstanding at any time. The Notes will have maturities of up to 270 days from date of issue and will not be subject to voluntary prepayment by the Company or redemption prior to maturity. The Notes will rank pari passu with all of the Company’s other unsecured and unsubordinated indebtedness. The net proceeds of issuances of the Notes are expected to be used for general corporate purposes. The Company plans to use its revolving credit facility as a liquidity backstop for its borrowings under the CP Program. As of July 31, 2017, the last day of the Company’s most recently completed fiscal quarter, there were $284 million of Notes outstanding under the CP Program.

U.S. Bank National Association will continue to act as the issuing and paying agent under the CP Program. Each of the commercial paper dealers will continue to act as a dealer under the CP Program (each, a “Dealer” and, collectively, the “Dealers”) pursuant to the terms and conditions of a commercial paper dealer agreement previously entered into between the Company and each Dealer (each, a “Dealer Agreement”). Each Dealer Agreement contains customary representations, warranties, covenants, and indemnification provisions.

One or more of the Dealers and their respective affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including investment banking, commercial banking, advisory, cash management, custody, and trust services for which they receive customary fees and may do so in the future.

The Notes will not be registered under the Securities Act or state securities laws and may only be offered and sold in compliance with an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This announcement is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or an exemption therefrom.

Item 1.02. Termination of a Material Definitive Agreement.

On September 1, 2017, the Company and the Canadian Borrower repaid their outstanding obligations and terminated the lenders’ lending commitments under that certain Third Amended and Restated Credit Agreement, dated as of September 6, 2013 (as amended, the “Existing Credit Agreement”), among the Company, Bank of Montreal, as administrative agent, and the other parties from time to time thereto, and terminated the Existing Credit Agreement.

In connection with the transactions otherwise described herein and as a result of the repayment and termination of the Existing Credit Agreement, the Company’s subsidiaries, J.M. Smucker LLC and The Folgers Coffee Company (together, the “Subsidiary Guarantors”), no longer guarantee the Existing Credit Agreement. In addition, the Subsidiary Guarantors are not guarantors under the Revolving Credit Agreement. As a result, the guarantees of the Subsidiary Guarantors in respect of obligations under the Term Loan Agreement and all of the Company’s outstanding senior notes were released in accordance with the terms of the Term Loan Agreement and the indentures governing such notes, as applicable.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above is incorporated in this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

10.1	Revolving Credit Agreement, dated as of September 1, 2017, by and among The J. M. Smucker Company, an Ohio corporation, Smucker Foods of Canada Corp., a federally incorporated Canadian corporation, Bank of America, N.A., as Administrative Agent, and the several financial institutions from time to time party thereto.

10.2	Amendment No. 1, dated as of September 1, 2017, to the Term Loan Credit Agreement, by and among The J. M. Smucker Company, an Ohio corporation, Bank of America, N.A., as the Administrative Agent and as a lender, and the several financial institutions from time to time party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE J. M. SMUCKER COMPANY

Date: September 1, 2017	By:	/s/ Jeannette L. Knudsen
	Name:	Jeannette L. Knudsen
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Revolving Credit Agreement, dated as of September 1, 2017, by and among The J. M. Smucker Company, an Ohio corporation, Smucker Foods of Canada Corp., a federally incorporated Canadian corporation, Bank of America, N.A., as Administrative Agent, and the several financial institutions from time to time party thereto.

10.2	Amendment No. 1, dated as of September 1, 2017, to the Term Loan Credit Agreement, by and among The J. M. Smucker Company, an Ohio corporation, Bank of America, N.A., as the Administrative Agent and as a lender, and the several financial institutions from time to time party thereto.